UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2013

CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (770) 419-3355

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting of Stockholders held on May 15, 2013, CryoLife’s stockholders elected each individual that was nominated for election as director of the Company to serve until the next annual meeting or until their successors are elected and have been qualified. The stockholders also approved, by non-binding vote, the compensation paid to CryoLife’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, and ratified the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2013.

The final results of the voting on each matter of business at the 2013 Annual Meeting are as follows:

Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Steven G. Anderson	18,677,673	1,181,183	5,913,550
Thomas F. Ackerman	18,738,987	1,119,869	5,913,550
James S. Benson	18,747,558	1,111,298	5,913,550
Daniel J. Bevevino	18,767,377	1,091,479	5,913,550
Ronald C. Elkins, M.D.	18,692,213	1,166,543	5,913,550
Ronald D. McCall, Esq.	18,705,580	1,153,276	5,913,550
Harvey Morgan	18,747,137	1,111,719	5,913,550
Jon W. Salveson	18,714,302	1,144,554	5,913,550

Approval, by non-binding vote, of the compensation paid to CryoLife’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
19,104,927	470,163	283,763	5,913,553

Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2013

Votes For	Votes Against	Votes Abstain
25,578,835	103,832	89,739

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: May 21, 2013	By:	/s/ D. A. Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer